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                                                                   EXHIBIT 16.1

July 28, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: QuickLogic Corporation

Dear Sirs/Madams:

We have read and agree with the comments, as they pertain to us, relating to the change in independent accountants under the heading "Change in Accountants" in the QuickLogic Corporation's Amendment No. 2 to Registration Statement No. 333-28833 on Form S-1 expected to be filed with the Securities and Exchange Commission on or about July 29, 1997.

Yours truly,

/s/ Deloitte & Touche LLP